               SECURITIES AND EXCHANGE COMMISSION
                     Washington, DC 20549

                            FORM 8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
             the Securities and Exchange Act of 1934

 Date of Report (Date of earliest event reported): December 3, 1997


                    WEST PENN POWER COMPANY
    (Exact name of registrant as specified in its charter)

     Pennsylvania                  1-255-2                13-5480882
     (State or other               (Commission File       (IRS Employer
      jurisdiction of               Number)               Identification
      incorporation)                                      Number)


                      800 Cabin Hill Drive
                Greensburg, Pennsylvania 15601
           (Address of principal executive offices)


Registrant's telephone number,
     including area code:                                (412) 837-3000

Item 5.   Other Events.

          On  December 3, 1997, the Company and
          its  parent Allegheny Energy, Inc.
          announced that they had  reached an
          agreement to buy out and terminate an
          arrangement to purchase power from a
          proposed 80-megawatt cogenerating facility near Burgettstown in Washington
          County, Pennsylvania,  and  to  settle
          associated litigation. Attached is a copy of the press release.


                     SIGNATURES


          Pursuant to the requirements of the
Securities Exchange Act  of  1934, the Registrant has
duly caused this Report  to  be signed   on   its
behalf  by  the  undersigned  thereunto   duly
authorized.

                                   West Penn Power Company
Dated:  December 10, 1997          By:
                                   Name:     Thomas K. Henderson
                                   Title:    Vice President

                    EXHIBIT INDEX


Item No. 1            Ex. 1          Press release dated December 3, 1997